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                                                                    Exhibit 5.1

                             [RAYTHEON LETTERHEAD]


April 6, 2001

Raytheon Company
141 Spring Street
Lexington, MA  02421

Ladies and Gentlemen:

     I am Senior Vice President and General Counsel of Raytheon Company, a Delaware Corporation (the "Company"), and am rendering this opinion in connection with a registration statement on Form S-3 (the "Registration Statement") to be filed today by the Company and by RC Trust I and RC Trust II, each a statutory business trust formed under the laws of the State of Delaware (the "Trusts"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $350,000,000 aggregate initial offering price of the following securities of the Company (the "Registered Securities"): (i) unsecured senior debt securities (the "Senior Debt Securities"), (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities" and collectively with the Senior Debt Securities, the "Debt Securities"), (iii) shares of preferred stock, $0.01 par value per share (the "Preferred Stock"), (iv) shares of Class A common stock, $0.01 par value per share (the "Class A Common Stock"), (v) shares of Class B common stock, $0.01 par value per share (the "Class B Common Stock" and collectively with the Class A Common Stock, the "Common Stock"), (vi) warrants to purchase any of the securities described in clauses (i) to (v) (collectively, the "Warrants"), (vii) preferred securities of the Trusts (the "Trust Preferred Securities"), (viii) the Company's guarantees with respect to the Trust Preferred Securities (each, a "Guarantee" and, collectively, the "Guarantees"),
(ix) the Company's stock purchase contracts (the "Stock Purchase Contracts") and
(x) the Company's stock purchase units (the "Stock Purchase Units"), consisting of Stock Purchase Contracts and Trust Preferred Securities.

     Each series of the Senior Debt Securities will be issued pursuant to an indenture relating to Senior Debt Securities dated as of July 3, 1995 between the Company and The Bank of New York, as Trustee (the "Senior Indenture") and each series of the Subordinated Debt Securities will be issued pursuant to an indenture relating to Subordinated Debt Securities dated as of July 3, 1995 between the Company and The Bank of New York, as Trustee (the "Subordinated Indenture"), as each such indenture may be supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series (each, a "Supplemental Indenture"). Each Guarantee will be issued pursuant to a guarantee agreement to be entered into between the Company and The Bank of New York, as guarantee trustee thereunder (each, a "Guarantee Agreement" and, collectively, the "Guarantee Agreements"). Each Stock Purchase Contract will be issued pursuant to a purchase contract agreement between the Company and The Bank of New York, as purchase contract agent (the "Purchase Agreement").
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     As Senior Vice President and General Counsel of the Company, I have examined and am familiar with the Restated Certificate of Incorporation of the Company, as amended to date. I am also familiar with the corporate proceedings taken by the Board of Directors of the Company to authorize the filing of the Registration Statement and the issuance of the Registered Securities.

     In connection with this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purpose of this opinion.

     In connection with the foregoing, I have assumed: (i) the genuineness of all signatures on all documents examined by me, (ii) the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies, (iii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (iv) a prospectus supplement will have been filed with the Securities and Exchange Commission describing the Securities offered thereby; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's Charter Documents and not otherwise reserved for issuance.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

     2. The Debt Securities registered under the Registration Statement, when duly authorized, executed, authenticated and delivered against payment therefor or upon the exercise of Debt Warrants, and (in the case of Debt Securities acquired upon the exercise of Debt Warrants) when the Company shall have received any additional consideration which is payable upon such exercise, will be validly issued and will constitute binding obligations of the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

     3. The shares of Preferred Stock registered under the Registration Statement, when duly authorized and issued against payment therefor, or upon exercise of Preferred Stock Warrants, and (in the case of Preferred Stock acquired on the exercise of Preferred Stock Warrants) when the Company shall have received any additional consideration which is payable upon such exercise, will be validly issued, fully paid and nonassessable.

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     4.   The shares of Class A Common Stock registered under the Registration
Statement, when duly authorized and issued for consideration having a value not less than the par value thereof, or upon the exercise of Class A Warrants, and when (in the case of Class A Common Stock issued upon the exercise of Class A Warrants) the Company shall have received any additional consideration which is payable upon such exercise, will be validly issued, fully paid and nonassessable.

     5. The shares of Class B Common Stock registered under the Registration Statement, when duly authorized and issued for consideration having a value not less than the par value thereof, or upon the exercise of Class B Warrants, and when (in the case of Class B Common Stock issued upon the exercise of Class B Warrants) the Company shall have received any additional consideration which is payable upon such exercise, will be validly issued, fully paid and nonassessable.

     6. The Warrants registered under the Registration Statement, when duly executed and delivered against payment therefor, pursuant to a warrant agreement or agreements duly authorized, executed and delivered by the Company and a warrant agent, will be legally issued, and will be legal and binding obligations of the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

     7. The Guarantee Agreements, when duly authorized, validly executed and delivered by each of the parties thereto in connection with the issuance and sale of Trust Preferred Securities, when the Company has received the purchase price for the Senior Debt Securities or the Subordinated Debt Securities to which such Guarantee Agreement relates and when such Guarantee Agreement has been duly qualified under the Trust Indenture Act, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

     8. Stock Purchase Contracts registered under the Registration Statement, when (i) the Purchase Agreement has been duly authorized and validly executed and delivered by the parties thereto; (ii) the Board has taken all necessary corporate action to approve and establish the terms of such Stock Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters; and (iii) when the Stock Purchase Contracts have been duly executed and delivered in accordance with the Purchase Agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration therefor provided for therein, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

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     I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectuses constituting a part of the Registration Statement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,


                              /s/ Thomas D. Hyde
                              Thomas D. Hyde

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